UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2007
MRV COMMUNICATIONS, INC.
(Name of registrant as specified in its charter)

DELAWARE	0-25678	06-1340090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20415 Nordhoff street Chatsworth, CA (Address of principal executive offices)		91311 (Zip Code)
Issuer’s telephone number: (818) 773-0900

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2007, registrant’s board of directors, upon the recommendations of registrant’s compensation committee, took action regarding the compensation payable to registrant’s principal executive officer, principal financial officer and another named executive officer within the meaning of that term in Instruction 4 of Instructions to Item 5.02 of Form 8-K (collectively “NEOs”). Specifically, registrant’s board of directors increased the base salaries payable to such NEOs during the year ending December 31, 2007 (retroactive to January 1, 2007); awarded bonuses to such NEOs for their services to registrant during the year ended December 31, 2006; and authorized the grants of stock options to such NEOs. The following table details for such NEOs the amounts of salary, bonus and stock options payable and to be granted to them as a result of the directors’ action:

		2007		Options
		Base	2006	for #
Name of NEO	Position	Salary($)	Bonus($)	Shares(1)
Noam Lotan(2)(3)	President and Chief Executive Officer	$260,000	$40,000	80,000
Kevin Rubin	Chief Financial Officer	$245,000	$40,000	70,000
Near Margalit	President, Luminent, Inc.	$250,000	$40,000	75,000

(1)	The board did not grant the options to purchase the shares indicated in the table; rather the board authorized such options to be granted from a new equity-based employee benefits plan that registrant plans to adopt prior to registrant’s 2007 Annual Meeting of Stockholders and submit to stockholders for approval at that meeting. The new plan, if approved by stockholders, will replace the Company’s 1997 Incentive and Nonstatutory Stock Option Plan, which expires this year. The terms of the new plan and the number of shares to be covered by it have not been determined, but the material terms of the options to be granted to the NEOs under the new plan, if approved by stockholders, were determined by the board as follows: The per share exercise price of the options will be equal to the closing price per share on the date of grant, the options will be exercisable for ten years from the date of grant (unless sooner terminated pursuant to provisions of the plan when adopted), will vest in cumulative installments of 25% per year commencing from the date of grant and will otherwise be subject to the provisions of the plan when adopted.

(2)	Mr. Lotan also serves on registrant’s board of directors. However, the compensation payable to him as reflected in the table is not in his capacity as a member of the board or any committee of the board. Neither Mr. Lotan nor Dr. Shlomo Margalit, the Chief Technology Officer and Secretary of the Company, participated as directors in the board’s action with respect to compensation as detailed above in this Report.

(3)	In March 1992, Mr. Lotan entered into a three-year employment agreement with registrant, pursuant to which Mr. Lotan serves as President and Chief Executive Officer of registrant. That agreement automatically renews annually for a one-year term unless either registrant or Mr. Lotan terminates it by giving the other three months’ notice of non-renewal prior to the expiration of the then-current term. In 2006, Mr. Lotan received a base salary of $225,000. The employment agreement also provides for Mr. Lotan to receive a bonus in the discretion of the board. He did not receive a bonus for 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: March 5, 2007

MRV COMMUNICATIONS, INC.
By:	/s/ Michael Blust
Michael Blust,
Vice President of Finance

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